Exhibit 4

For Immediate Release	5 October 2015

WPP PLC (“WPP”)

Notification of Trading Statement

WPP will announce its Third Quarter Trading Statement for the nine months ended 30 September 2015 on Monday, 26 October 2015.

Contact:

Feona McEwan, WPP	+ 44(0) 207 408 2204